UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2022

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54318	98-0573252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 North Main Street, Pennington, NJ	08534-2218
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ONCS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 25, 2022 (the “Funding Date”), OncoSec Medical Incorporated (the “Company”) entered into a Convertible Promissory Note and Security agreement with Grand Decade Developments Limited, a British Virgin Islands limited company and a wholly owned subsidiary of Grand Pharmaceutical Group Limited (“GDDL”), pursuant to which the Company issued a Secured Convertible Promissory Note (the “Note”) to GDDL. The Note has a principal amount of $2,000,000, bears interest at a rate of 5% per annum until November 25, 2023 and 10% per annum thereafter (the “Interest Rate”) and matures on November 25, 2024 (the “Maturity Date”), on which date the principal balance and all accrued interest under the Note shall be due and payable. The Interest Rate will be 10% per annum upon occurrence of an event of default, including, but not limited to, the failure by the Company to make payment of principal or interest due under the Note on the Maturity Date, and any commencement by the Company of a case under any applicable bankruptcy or insolvency laws. The principal and interest accrued on the Note may be prepaid without any further agreement of the parties to the Note, or converted (as described below) upon the agreement of the parties to the Note, at any time without penalty to the Company.

Subject to the consent of GDDL, the Note is convertible into such number of fully paid and non-assessable shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), into such number of fully paid and non-assessable shares of Common Stock as determined by dividing (i) any portion of the unpaid principal and accrued interest of the Note then outstanding by (ii) the greater of (a) the last closing bid price of a share of Common Stock as reported on the Nasdaq Capital Market (“Nasdaq”) on the date the Company and GDDL agree to such conversion and (b) the average closing bid price of a share of Common Stock as reported on Nasdaq for the thirty trading days immediately preceding such date, subject to a share cap of 360,769 shares of Common Stock (the “Share Cap”), representing 19.99% of the total issued and outstanding shares of Common Stock as of November 25, 2022.

Additionally, if at any time after the Funding Date the last closing bid price of a share of Common Stock as reported on the Nasdaq for ten consecutive trading days or the average closing bid price of a share Common Stock as reported on Nasdaq for the thirty trading days immediately preceding such date is equal to or exceeds $44.00 (subject to any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other substantially similar transaction), GDDL may require that the Company prepay the Note through conversion of the then outstanding principal and/or any accrued interest thereon into shares of Common Stock, in whole or in part.

The unpaid principal of and any accrued interest on the Note constitute unsubordinated obligations of the Company and are senior and preferred in right of payment to all equity securities of the Company outstanding as of the Funding Date, which are secured by all of the Company’s right, title and interest, in and to certain of the Company’s intellectual property rights in Hong Kong, Taiwan, China and South Korea, as specified in the Note; provided, however, that the Company may incur or guarantee additional indebtedness after the Funding Date, whether such indebtedness are senior, pari passu or junior to the obligations under the Note.

The foregoing description of the Note is qualified in its entirety by reference to the full text of such Note, a copy of which is attached hereto as exhibits 10.1, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference. This Note shall be convertible into a maximum of 360,769 shares of Common Stock, subject to the Share Cap. In the event any conversion of the then outstanding principal and/or any accrued interest thereon under the Note would result in the issuance of over 360,769 shares of Common Stock, the balance of shares of Common Stock that would exceed 360,769 shares of Common Stock shall be repaid in cash. The issuance of the Note was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On November 25, 2022, the Company received a letter from Nasdaq confirming that the Company had regained compliance with Nasdaq Listing Rule 5550(a)(2) that requires companies listed on Nasdaq to maintain a minimum bid price of at least $1.00 per share to ensure continued listing (the “Listing Requirement”). As previously reported, the Company completed a 1-for-22 reverse stock split of its authorized, issued and outstanding shares of Common Stock on November 9, 2022. The Company regained compliance with the Listing Requirement after the closing bid price for its common stock listed on Nasdaq equaled or exceeded $1.00 per share for 10 consecutive business days. The Company will remain in compliance with this Listing Requirement as long as the minimum bid price of its common stock does not fall below $1.00 for 30 consecutive business days. There can be no assurances that the Company will remain in compliance with the Listing Requirement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

10.1	Convertible Promissory Note and Security Agreement, dated November 25, 2022, by and between OncoSec Medical Incorporated and Grand Decade Developments Limited.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2022	OncoSec Medical Incorporated

	By:	/s/ Robert H. Arch
	Name:	Robert H. Arch
	Title:	President and Chief Executive Officer